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                                                                      Exhibit 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of Telxon Corporation and Subsidiaries on Form
S-8 (Nos.33-16939, 33-32600, 33-43314, 33-43318, 33-56205, 33-62957, 333-00449,
333-01189) of our report, dated June 27, 1997, on our audits of the consolidated financial statements and financial statement schedule of Telxon Corporation and Subsidiaries, as of March 31, 1997 and 1996, and for each of the three years in the period ended March 31, 1997, appearing on page 42 of the Form 10-K.

/s/ COOPERS & LYBRAND L.L.P.

Akron, Ohio
June 27, 1997